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                                                                    EXHIBIT 23.4


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


We hereby consent to (i) the inclusion of our opinion letter, dated April 3, 2000, to the Board of Directors of AmerUs Life Holdings, Inc. (the "Company") as Appendix D to the Proxy Statement/Prospectus relating to the merger and the conversion and (ii) all references to DLJ in the sections captioned "Summary - Fairness Opinion" and "The Restructuring - Fairness Opinion" of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        Donaldson, Lufkin & Jenrette
                                        Securities Corporation



                                        By: /s/ JOHN A. SIPP
                                           -----------------------------------
                                           John A. Sipp
                                           Managing Director



New York, New York
May 10, 2000